EXHIBIT 10.25

                            STOCK ISSUANCE AGREEMENT

         STOCK ISSUANCE AGREEMENT (the "Agreement") dated as of August 26, 1996 among I-View Software, Inc., a corporation organized under the laws of the State of Florida, whose principal place of business is at 300 S. Pine Island Road, Suite 261, Planation, Florida 33324 (the "Company"), Peter Berg, ("Berg"), and Yannick Tessier ("Tessier").

                                    RECITALS:

      A. Berg is the sole director of the Company and owns 2,469,048 shares of the Company's common stock, par value $.001 per share ("Common Stock"), representing approximately 88 percent of the issued and outstanding Common Stock;

      B. The Company is an on-line computer services company that offers subscription services through Bulletin Board Systems ("BBS");

      C. Tessier is, and since the inception of the Company has been, the primary source of the Company's computer and technical expertise and has, among other things, established the Company's computer infrastructure and integrated the software platform upon which the Company's services operate; and

      D. Berg desires that Tessier join him as co-founder of the Company and Tessier is willing to do so pursuant to the terms and conditions set forth in this Agreement.

         The parties agree as follows:

1. STOCK ISSUANCE. The Company shall issue such number of shares ("Tessier Shares") of Common Stock to Tessier such that Tessier shall have a percentage interest in the Common Stock equal to Berg. There are presently 5,000,000 shares of Common Stock authorized for issuance by the Company. The Company shall increase the authorized shares of Common Stock to a number sufficient to permit the issuance of the Tessier Shares and, subject to Section 3 hereof, promptly thereafter issue the Tessier Shares to Tessier.

2. CONSIDERATION FOR ISSUANCE. The Tessier Shares shall be issued by Tessier for his efforts and initiative in founding and organizing the Company's BBS business. Accordingly, no cash consideration shall be due from Tessier for the Tessier Shares. Notwithstanding the foregoing, upon issuance, the Tessier Stock shall be deemed fully paid and non-assessable.

3. MEANS OF ISSUANCE. If agreed to by the parties, the Tessier Shares may be issued to Tessier as part of an Agreement and Plan of Merger between the Company and Tessier Technologies, Inc.

4. HEADINGS. The descriptive headings in the sections of this Agreement are inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof.

5. SEVERABILITY. If any provision of this Agreement is held by a court or regulatory body of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be severed and the remaining provisions hereof shall be enforced to the extent possible or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability thereof shall not affect the validity, legality or enforceability of the remaining provisions of this Agreement.


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6. MODIFICATION; AMENDMENT. No modification or amendment of this Agreement shall be valid unless the same shall be in writing executed by the parties hereto.

7. GOVERNING LAW AND FORUM SELECTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the conflict of laws provisions thereof. Each party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the state courts of the State of Florida, sitting in Broward County, and the Federal courts of the Southern District of Florida. Each party irrevocably and unconditionally waives:
(a) any objection which it may now or hereafter have to venue in any such court; and (b) any claim that any action or proceeding brought in such court has been brought in an inconvenient or improper forum.

8. BINDING EFFECT; COMPLETE AGREEMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. This Agreement constitutes the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, among the parties hereto with respect to the subject matter hereof.

9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

10. ATTORNEYS' FEES. If any legal action, including an action for declaratory relief, is brought to enforce any provision of this Agreement, the prevailing party or parties, as the case may be, shall be entitled to recover his, its or their respective reasonable attorneys' fees from non-prevailing party or parties, as the case may be. These fees, which may be set by the court in the same action or in a separate action brought for that purpose, are in addition to any other relief to which any prevailing party may be entitled.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

I-VIEW SOFTWARE, INC.

By: /s/ PETER BERG                                     /s/ PETER BERG
   ------------------                                  -----------------------
Name: PETER BERG                                        Peter Berg
Title: CHAIRMAN


/s/ YANNICK TESSIER
---------------------
Yannick Tessier


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